July 18, 2007

For media inquiries:	For financial inquiries:
Katherine Taylor	Don Wilson
Investor Relations Manager	Chief Financial Officer
815-961-7164	815-961-2721

AMCORE Financial, Inc. Reports 2nd Quarter Earnings

(Numbers in Thousands, Except Per Share Data, Income from Continuing Operations)

	2nd quarter 2007	2nd quarter 2006	1st quarter 2007
Net Revenues	$60,166	$58,786	$59,776
Net Income	$10,603	$11,434	$8,219
Diluted Shares	23,098	24,758	23,804
Diluted EPS	$0.46	$0.46	$0.35

ROCKFORD, IL — AMCORE Financial, Inc. (Nasdaq: AMFI) reported diluted earnings per share from continuing operations of $0.46 for second quarter 2007, which was flat compared to second quarter 2006, and an increase of 31 percent from $0.35 in the previous quarter. Net income from continuing operations in the second quarter of 2007 was $10.6 million, a seven percent decrease from $11.4 million in the prior-year period, and a 29 percent increase from $8.2 million in the previous quarter.

“Our earnings per share showed improvement from the prior quarter as the Company experienced lower expenses, an increase in net revenues and increased loan growth,” said Kenneth E. Edge, Chairman, President and CEO of AMCORE. “Our markets remain strong and our core performance is improving.”

Highlights

•
Net interest income was $40.7 million or 3.39 percent of average earning assets in second quarter 2007 compared to $41.3 million or 3.40 percent in second quarter 2006, and $40.4 million or 3.38 percent in first quarter 2007.

•
Average loan balances grew five percent, or $186 million, compared to second quarter 2006, while average investment securities declined 24 percent or $277 million. Bank issued deposits decreased one percent compared to second quarter 2006 and first quarter 2007.

•
Non-interest income increased 11 percent or $2.0 million compared to second quarter 2006 and was flat compared to first quarter 2007. First quarter included the $2.4 million gain on the sale of the Originated Mortgage Servicing Rights portfolio and second quarter 2007 included $1.4 million of earnings from CRA-related fund investments.

•
Provision for loan losses was $4.2 million and net charge-offs were 0.48 percent of average loans on an annualized basis compared to $2.3 million and 0.25 percent in second quarter 2006 and $3.2 million and 0.28 percent in first quarter 2007, respectively.

-	Non-performing loans increased $8.7 million from June 30, 2006 and increased $675,000 from March 31, 2007.

-
Net charge-offs increased $2.4 million compared to the same period a year ago and increased $2.0 million compared to first quarter 2007. The increase was due primarily to a $2 million charge-off of a single credit that had been on non-accrual since second quarter 2006. The remainder of the credit remains in non-accrual pending resolution.

•
Total operating expenses increased one percent, or $290,000, compared to second quarter 2006, and decreased 10 percent, or $4.4 million, compared to first quarter 2007. First quarter 2007 included a $2.3 million debt extinguishment charge and $1.3 million employment-related charges.

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Revenues

Net revenues increased two percent, or $1.4 million, to $60.2 million in second quarter 2007 from $58.8 million during the same quarter a year ago, and one percent, or $390,000, from $59.8 million in the previous quarter.

Net interest income decreased one percent, or $602,000, to $40.7 million in second quarter 2007 from $41.3 million during the same quarter a year ago, and increased one percent, or $322,000, from $40.4 million in the previous quarter. The net interest margin decreased one basis point to 3.39 percent in second quarter 2007 from 3.40 percent in second quarter 2006, and increased one basis point compared to first quarter 2007.

Average loan balances grew five percent, or $186 million, compared to second quarter 2006 and increased one percent, or $43 million compared to the previous quarter. Ending loan balances for second quarter 2007 were $23 million higher than average balances indicating stronger activity at quarter end. Loan yields rose 29 basis points to 7.77 percent compared to the same period a year ago and were flat compared to the previous quarter.

Average bank issued deposits totaled $3.5 billion, which decreased one percent compared to a year ago and to the previous quarter. Ending bank issued deposit balances for second quarter 2007 were $39 million higher than average balances indicating stronger activity at the end of the quarter. The total cost of bank issued deposits increased 55 basis points from second quarter 2006, and three basis points from first quarter 2007.

Total non-interest income increased 11 percent or $2.0 million compared to second quarter 2006 and was flat compared to first quarter 2007. The first quarter 2007 non-interest revenues included the $2.4 million gain on the sale of the Originated Mortgage Servicing Rights portfolio and second quarter 2007 included $1.4 million in earnings from CRA-related fund investments.

Investment management and trust revenues decreased $299,000, or eight percent, from second quarter 2006 and decreased $409,000, or 10 percent, from first quarter 2007. Deposit-related fees and bankcard fees increased $831,000 and $432,000 or 13 percent and 29 percent respectively, when compared to first quarter 2006. When compared to the previous quarter, deposit related fees increased $1.1 million, or 17 percent, and bankcard fees increased $87,000, or five percent.

Income from company-owned life insurance increased $98,000, or nine percent, when compared to second quarter 2006, and increased $293,000, or 31 percent, when compared to first quarter 2007.

Net mortgage revenues decreased 44 percent, or $465,000, in second quarter 2007 compared to the same period a year ago, and decreased 36 percent, or $330,000, from first quarter 2007. The decline for both periods was primarily due to a decline in servicing revenues due to the January sale of the Originated Mortgage Servicing Rights portfolio, for which AMCORE previously recognized a gain.

Other non-interest income increased $1.1 million from second quarter 2006 and decreased $768,000 from first quarter 2007. Second quarter 2007 included earnings from CRA-related fund investments and first quarter 2007 included the gain from the sale of the Originated Mortgage Servicing Rights portfolio.

Operating Expenses

Total operating expenses increased one percent, or $290,000, compared to second quarter 2006, and decreased 10 percent, or $4.4 million, compared to first quarter 2007. The first quarter included some non-recurring items including $2.3 million in debt extinguishment expenses from the redemption of trust preferred securities and $1.3 million in employment related expenses.

Professional fees decreased $751,000, or 28 percent, compared to the same quarter a year ago, and decreased one percent, or $25,000, from first quarter 2007. The decrease from second quarter 2006 is due to a decline in professional fees related to compliance matters and lower outsourced internal audit costs.

The efficiency ratio was 67.39 percent compared to 68.48 percent for the same period in 2006 and 75.25 percent in the prior quarter.
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Income Taxes

Income taxes, as a percentage of pre-tax income from continuing operations, were 31.1 percent in the second quarter 2007, compared to 29.8 percent in the second quarter 2006 and 29.2 percent in the first quarter 2007. The increase in percentage in second quarter 2007 compared to both second quarter 2006 and first quarter 2007 was due to a lower proportion of tax-exempt earnings to total earnings before tax.

Other Key Performance Ratios

Other key ratios include a five basis point decrease in return on average assets to 0.81 percent in second quarter 2007 compared to 0.86 percent during the prior-year period and an 18 basis point increase from 0.63 percent in the previous quarter. Return on average equity decreased 53 basis points to 10.99 percent in second quarter 2007 compared to 11.52 percent in second quarter 2006 and increased 265 basis points from 8.34 percent in first quarter 2007.

Asset Quality & Loan Loss

The percentage of total non-performing assets to total assets was 0.78 percent at June 30, 2007, up from 0.57 percent at June 30, 2006 and 0.73 percent at March 31, 2007. Net charge-offs were $4.8 million, an increase of $2.4 million from second quarter 2006 and an increase of $2.0 million from first quarter 2007. Net charge-offs were 48 basis points of average loans on an annualized basis during second quarter 2007, compared to 25 basis points for second quarter 2006 and 28 basis points for first quarter 2007. The increase in net charge-offs was due mainly to the partial write-down of one large commercial credit that was placed on non-accrual status during second quarter 2006. The remainder of the loan relationship remains in non-accrual pending final resolution.

Provision for loan losses of $4.2 million in second quarter 2007 increased $2.0 million, or 88 percent, from the $2.3 million in second quarter 2006 and increased 33 percent, or $1.0 million, from first quarter 2007.

Buy-back Update

During second quarter 2007, 668,000 shares were repurchased at an average price of $30.36 in connection with the Company’s stock buy-back program. AMCORE had 22,922,000 ending shares outstanding at June 30, 2007 compared to 24,581,000 ending shares at June 30, 2006 and 23,507,000 ending shares at March 31, 2007.

AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $5.3 billion with 78 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, private banking, financial planning, investment management, insurance and comprehensive retirement plan services.

This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company’s officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE’s management and on information currently available to such management. The use of the words “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “may”, “will” or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.
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Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors - many of which are beyond the ability of the Company to control or predict - could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation or adverse findings or rulings made by local, state or federal regulators or agencies regarding AMCORE and its operations ; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayment; (VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in U.S. generally accepted accounting principles; (XVI) changes in assumptions or conditions affecting the application of “critical accounting estimates”; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems, and (XIX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities.

AMCORE common stock is listed on The NASDAQ Stock Market under the symbol “AMFI.” Further information about AMCORE Financial, Inc. can be found at the Company’s website at www.AMCORE.com.

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AMCORE Financial, Inc.
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

($ in 000’s except per share data)	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.	2Q/1Q	2Q 07/06
SHARE DATA	2007	2007	2006	2006	2006	Inc(Dec)	Inc(Dec)
Diluted earnings per share:
Income from continuing operations	$0.46	$0.35	$0.53	$0.51	$0.46	31%	0%
Net income	$0.46	$0.35	$0.54	$0.51	$0.46	31%	0%
Cash dividends	$0.185	$0.185	$0.185	$0.185	$0.185	0%	0%
Book value	$16.58	$16.89	$16.81	$16.73	$16.06	(2%)	3%
Average diluted shares outstanding	23,098	23,804	24,052	24,477	24,758	(3%)	(7%)
Ending shares outstanding	22,922	23,507	23,792	24,277	24,581	(2%)	(7%)

INCOME STATEMENT

Total Interest Income	$86,817	$85,742	$88,090	$87,525	$83,567	1%	4%
Total Interest Expense	46,099	45,346	47,032	46,375	42,247	2%	9%
Net interest income	40,718	40,396	41,058	41,150	41,320	1%	(1%)

Provision for loan losses	4,227	3,179	3,007	2,863	2,250	33%	88%

Non-interest income:
Investment management & trust	3,671	4,080	4,383	4,182	3,970	(10%)	(8%)
Service charges on deposits	7,436	6,329	6,536	6,931	6,605	17%	13%
Net mortgage revenues	596	926	862	762	1,061	(36%)	(44%)
Company owned life insurance	1,247	954	2,943	2,870	1,149	31%	9%
Brokerage commission	1,191	863	821	700	744	38%	60%
Bankcard fee income	1,947	1,860	1,663	1,690	1,515	5%	29%
Gain on sale of loans	1	241	150	116	149	(100%)	(99%)
Net security gain	—	—	42	—	—	0%	0%
Other	3,359	4,127	3,864	3,909	2,273	(19%)	48%
Total non-interest income	19,448	19,380	21,264	21,160	17,466	0%	11%

Operating expenses:
Personnel costs	23,998	26,460	25,245	23,274	24,315	(9%)	(1%)
Net occupancy & equipment	5,852	6,316	5,581	5,533	4,892	(7%)	20%
Data processing	955	687	779	674	790	39%	21%
Professional fees	1,904	1,929	2,214	2,743	2,655	(1%)	(28%)
Communication	1,270	1,323	1,231	1,379	1,220	(4%)	4%
Advertising & business development	835	1,137	2,059	1,789	1,838	(27%)	(55%)
Other	5,734	7,130	5,140	7,076	4,548	(20%)	26%
Total operating expenses	40,548	44,982	42,249	42,468	40,258	(10%)	1%

Income from continuing operations before income taxes	15,391	11,615	17,066	16,979	16,278	33%	(5%)
Income taxes	4,788	3,396	4,437	4,474	4,844	41%	(1%)
Income from continuing operations	10,603	8,219	12,629	12,505	11,434	29%	(7%)
Discontinued operations:
Loss from discontinued operations	—	—	—	—	(18)	N/M	N/M
Income tax benefit	—	—	(328)	—	(7)	N/M	N/M

Income (loss) from discontinued operations	—	—	328	—	(11)	N/M	N/M
Net Income	$10,603	$8,219	$12,957	$12,505	$11,423	29%	(7%)

	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.	Basis Point	Basis Point
KEY RATIOS AND DATA	2007	2007	2006	2006	2006	Change	Change

Net interest margin (FTE)	3.39%	3.38%	3.34%	3.33%	3.40%	1	(1)

Return on average assets (1)	0.81%	0.63%	0.93%	0.92%	0.86%	18	(5)
Return on average equity (1)	10.99%	8.34%	12.51%	12.38%	11.52%	265	(53)
Efficiency ratio (1)	67.39%	75.25%	67.79%	68.16%	68.48%	(786)	(109)
Equity/assets (end of period)	7.17%	7.54%	7.56%	7.46%	7.28%	(37)	(11)

Allowance to loans (end of period)	1.01%	1.04%	1.04%	1.03%	1.05%	(3)	(4)
Allowance to non-accrual loans	132.69%	136.59%	136.16%	140.36%	165.29%	(4)	(33)
Allowance to non-performing loans	107.97%	111.55%	126.42%	134.93%	139.79%	(4)	(32)
Non-accrual loans to loans	0.76%	0.76%	0.76%	0.73%	0.63%	0	13
Non-performing assets to total assets	0.78%	0.73%	0.64%	0.59%	0.57%	5	21

(in millions)
Total assets under administration	$2,817	$2,711	$2,671	$2,627	$2,532	4%	11%
Mortgage loans closed	$81	$74	$84	$111	$120	9%	(33%)
Mortgage servicing rights, net	$1.2	$0.7	$14.3	$14.2	$13.9	77%	(91%)
Percentage of mortgage loans serviced	1.07%	1.07%	0.97%	0.98%	0.98%	0	9

N/M = not meaningful
(1) Ratios from continuing operations

AMCORE Financial, Inc.
(Unaudited)

($ in 000’s)	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.	2Q/1Q	2Q 07/06	Ending
AVERAGE BALANCE SHEET	2007	2007	2006	2006	2006	Inc(Dec)	Inc(Dec)	Balances
Assets:
Investment securities	$868,713	$897,511	$1,037,355	$1,105,999	$1,145,757	(3%)	(24%)	$835,469
Short-term investments	3,584	19,127	7,672	6,005	6,570	(81%)	(45%)	2,218
Loans held for sale	13,477	12,305	14,983	27,036	26,420	10%	(49%)	13,850
Loans: Commercial	809,739	803,570	806,679	820,647	832,541	1%	(3%)	814,060
Commercial real estate	2,389,201	2,354,882	2,322,050	2,269,703	2,190,746	1%	9%	2,418,780
Residential real estate	495,046	498,427	506,514	495,917	479,585	(1%)	3%	479,446
Consumer	312,404	306,268	311,643	317,455	317,362	2%	(2%)	317,381
Total loans	$4,006,390	$3,963,147	$3,946,886	$3,903,722	$3,820,234	1%	5%	$4,029,667
Total earning assets	$4,892,164	$4,892,090	$5,006,896	$5,042,762	$4,998,981	0%	(2%)	$4,881,204

Allowance for loan losses	(43,069)	(41,653)	(41,917)	(41,503)	(41,532)	3%	4%	(40,714)
Other non-earning assets	416,167	405,283	409,788	403,450	398,946	3%	4%	462,245
Total assets	$5,265,262	$5,255,720	$5,374,767	$5,404,709	$5,356,395	0%	(2%)	$5,302,735
Liabilities and Stockholders’ Equity:
Non interest bearing deposits	$502,813	$492,766	$504,960	$484,502	$486,103	2%	3%	$543,122
Interest bearing deposits	1,786,600	1,784,489	1,760,241	1,716,174	1,779,003	0%	0%	1,804,439
Time deposits	1,161,978	1,199,365	1,217,385	1,246,157	1,237,080	(3%)	(6%)	1,142,367
Total bank issued deposits	$3,451,391	$3,476,620	$3,482,586	$3,446,833	$3,502,186	(1%)	(1%)	$3,489,928
Wholesale deposits	648,270	746,629	807,470	790,629	703,222	(13%)	(8%)	656,061
Short-term borrowings	323,911	157,511	286,422	327,337	349,648	106%	(7%)	301,075
Long-term borrowings	389,008	406,936	328,591	372,472	340,833	(4%)	14%	416,531
Total wholesale funding	$1,361,189	$1,311,076	$1,422,483	$1,490,438	$1,393,703	4%	(2%)	$1,373,667
Total interest bearing liabilities	4,309,767	4,294,930	4,400,109	4,452,769	4,409,786	0%	(2%)	4,320,473
Other liabilities	65,784	68,126	69,290	66,608	62,286	(3%)	6%	59,034
Total liabilities	$4,878,364	$4,855,822	$4,974,359	$5,003,879	$4,958,175	0%	(2%)	$4,922,629
Stockholders’ equity	396,666	411,131	412,003	420,177	418,307	(4%)	(5%)	394,092
Other comprehensive loss	(9,768)	(11,233)	(11,595)	(19,347)	(20,087)	(13%)	(51%)	(13,986)
Total stockholders’ equity	386,898	399,898	400,408	400,830	398,220	(3%)	(3%)	380,106
Total liabilities & stockholders’ equity	$5,265,262	$5,255,720	$5,374,767	$5,404,709	$5,356,395	0%	(2%)	$5,302,735

CREDIT QUALITY
Ending allowance for loan losses	$40,714	$41,308	$40,913	$40,626	$40,560	(1%)	0%
Net charge-offs	4,821	2,784	2,720	2,797	2,423	73%	99%
Net charge-offs to avg loans (annualized)	0.48%	0.28%	0.27%	0.28%	0.25%	71%	92%
Non-performing assets:
Non-accrual loans	$30,683	$30,242	$30,048	$28,945	$24,539	1%	25%
Loans 90 days past due & still accruing	7,024	6,790	2,315	1,164	4,476	3%	57%
Total non-performing loans	37,707	37,032	32,363	30,109	29,015	2%	30%
Foreclosed real estate	3,553	1,205	1,247	1,540	1,025	195%	247%
Other foreclosed assets	164	231	317	483	681	(29%)	(76%)
Total non-performing assets	$41,424	$38,468	$33,927	$32,132	$30,721	8%	35%

YIELD AND RATE ANALYSIS
Assets:
Investment securities (FTE)	4.42%	4.43%	4.54%	4.55%	4.52%
Short-term investments	6.27%	5.64%	5.66%	5.73%	5.31%
Loans held for sale	5.68%	4.86%	5.61%	5.70%	5.16%
Loans: Commercial	8.27%	8.23%	8.08%	8.12%	7.87%
Commercial real estate	7.76%	7.80%	7.83%	7.75%	7.56%
Residential real estate	7.03%	7.05%	7.00%	6.97%	6.78%
Consumer	7.69%	7.53%	7.41%	7.16%	6.95%
Total loans (FTE)	7.77%	7.77%	7.74%	7.68%	7.48%
Total interest earning assets (FTE)	7.17%	7.14%	7.07%	6.98%	6.79%
Liabilities:
Interest bearing deposits	3.30%	3.25%	3.18%	3.05%	2.82%
Time deposits	4.69%	4.65%	4.57%	4.31%	3.98%
Total bank issued deposits	3.85%	3.82%	3.75%	3.58%	3.30%
Wholesale deposits	5.11%	5.16%	5.10%	4.98%	4.70%
Short-term borrowings	5.09%	4.85%	5.10%	4.92%	4.72%
Long-term borrowings	5.62%	5.85%	5.86%	6.04%	6.03%
Total wholesale funding	5.25%	5.34%	5.27%	5.23%	5.03%
Total interest bearing liabilities	4.29%	4.28%	4.24%	4.13%	3.84%
Net interest spread	2.88%	2.86%	2.83%	2.85%	2.95%
Net interest margin (FTE)	3.39%	3.38%	3.34%	3.33%	3.40%

FTE adjustment (000’s)	$619	$608	$974	$1,054	$1,070